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                                                                     EXHIBIT 1.1


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                               KEMET CORPORATION
                           (a Delaware corporation)



                       5,000,000 Shares of Common Stock
                              Purchase Agreement



Dated:  January 13, 2000

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                            KEMET CORPORATION
                            (a Delaware corporation)

                            5,000,000 Shares of Common Stock, $0.01 par value

                            Purchase Agreement

                                                        January 13, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Salomon Smith Barney Inc.
     as Representatives of the several Underwriters

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     KEMET Corporation, a Delaware corporation (the "Company"), and Citigroup Foundation (the "Selling Shareholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and Salomon Smith Barney Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Shareholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 5,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 750,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."
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     The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     Prior to the purchase and public offering of the Securities by the several Underwriters, the Company, the Selling Shareholder and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Selling Shareholder and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-92963) and Amendments No. 1 and No. 2 thereto covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to

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the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     Section 1.  Representations and Warranties.

       (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

            (i) At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus at the Representation Date and at Closing Time (as hereinafter defined) referred to in Section 2 will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in this sentence shall not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or

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     hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

          (ii) Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iii) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
     (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned, directly or indirectly, by the Company or a subsidiary, free and clear of any security interest, claim, lien, encumbrance or adverse interest

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     of any nature other than liens in favor of the lenders under the Credit
     Facility, as amended, and individually held qualifying shares of such subsidiaries.

          (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus pursuant to the exercise of convertible securities or options referred to in the Prospectus or pursuant to the Company's Employee Savings Plan). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (vii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

          (viii) The execution, delivery and performance by the Company of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the sale of the Securities hereunder will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, except such as may be required under the 1933 Act, the 1934 Act, the securities or Blue Sky laws of the various states or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") and except for such consents, approvals, authorizations or other orders which, if not obtained, would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or the sale of the Securities, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any material agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its

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     subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

          (ix) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, which are required to be described in the Prospectus and that have not been so described and, to the best of the Company's knowledge, no such proceedings are threatened. No contract or document of a character required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as an exhibit to the Registration Statement is not so described or filed as required by the 1933 Act.

          (x) Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has violated any environmental or safety law ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          (xi) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits"), including without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business except for any such Permits, the failure of which to have, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

          (xii) The Company has reasonably concluded that costs and liabilities associated with the impact of Environmental Laws as in effect

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     on the date hereof on the business, operations and properties of the
     Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with such Environmental Laws or any Permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          (xiii) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and except liens in connection with the Credit Facility, as amended, to all property and assets described in the Registration Statement as being owned by it. All leases which are material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

          (xiv) To the best of the Company's knowledge, the Company and each of its subsidiaries maintains reasonably adequate insurance.

          (xv) To the best of the Company's knowledge, KPMG LLP are independent public accountants with respect to the Company as required by the 1933 Act.

          (xvi) The financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

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          (xvii)  The Company is not, and upon the issuance and sale of the
     Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xviii) Except as provided for in the Registration Agreement dated December 21, 1990, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

            (xix) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

     (b) The Selling Shareholder represents and warrants to, and agrees with, each Underwriter as follows:

          (i) The execution and delivery of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated will not result in a breach by the Selling Shareholder of, or constitute a default by the Selling Shareholder under, any indenture, deed of trust, contract, or other agreement or instrument or any decree, judgment or order to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

          (ii) The Selling Shareholder is, immediately prior to the closing for the sale of the Securities pursuant to this Agreement, the sole registered owner of the Securities to be sold by the Selling Shareholder; the Selling Shareholder has full right, power and authority (A) to enter into this Agreement and the Pricing Agreement and (B) to sell, transfer and deliver the Securities to be sold by the Selling Shareholder under this Agreement.

          (iii) Upon payment pursuant to this Agreement for the Securities to be sold by the Selling Shareholders pursuant thereto, delivery of such

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     Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede or such other nominee and crediting of such Securities on the books of DTC to "securities accounts" (as defined in Section 8-501 of the UCC) of the respective Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Securities), (A) DTC shall be a "protected purchaser" of such Securities within the meaning of Section 8-303 of the UCC; and (B) under Section 8-501 of the UCC, each Underwriter will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to the Securities being so purchased by or on behalf of such Underwriter, and, (C) to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Securities (or security entitlement with respect thereto) may properly be asserted against such Underwriter with respect to such security entitlement.

          (iv) All authorizations, approvals and consents necessary for the execution and delivery by or on behalf of the Selling Shareholder of this Agreement, and the sale and delivery of the Securities to be sold by the Selling Shareholder hereunder have been obtained and are in full force and effect.

          (v) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi) Such part of the Registration Statement under the caption "Principal and Selling Stockholders" which was provided to the Company by the Selling Shareholder for inclusion in the Prospectus and specifically relates to the Selling Shareholder does not, and will not at the Closing Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading.

          (vii) At any time during the period described in paragraph 3(d) hereof, if there is any material change in the information referred to in paragraph 1(b)(vi) above, the Selling Shareholder will immediately notify you of such change.

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     (c)  Any certificate signed by any officer of the Company and delivered in connection with this Agreement and the Pricing Agreement to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby. Any certificate signed by any officer of the Selling Shareholder and delivered in connection with this Agreement and the Pricing Agreement to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

     Section 2. Sale and Delivery to Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell to each Underwriter the number of Initial Securities set forth opposite its name in Schedule B, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder at the price per share set forth in the Pricing Agreement, that proportion of the number of Initial Securities being sold by the Company and the Selling Shareholder set forth in Schedule B opposite the name of the Company or the Selling Shareholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof) bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities.

          (i) The purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the public offering price, less an amount per share to be determined by agreement between the Representatives, the Company and the Selling Shareholder. The public offering price per share of the Securities shall be a fixed price to be determined by agreement between the Representatives, the Company and the Selling Shareholder. The public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fifteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Representatives, the Company and the Selling Shareholder. For purposes

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     of this Agreement, the term "business day" means a day on which the New
     York Stock Exchange is open for business.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 shares of Common Stock at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the Representation Date, and may be exercised in whole or in part only one time and for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment for and delivery of such Option Securities (a "Date of Delivery"). Any Date of Delivery for the Option Securities shall be determined by the Representatives, but shall not be, unless otherwise agreed upon by the Representatives and the Company, later than seven full business days after the exercise of said option, or earlier than two business days following the receipt of such notice by the Company and in no event prior to Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the number of Option Securities being purchased that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provision of
Section 11 hereof, bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Company, the Selling Shareholder and the Representatives, at 9:00 A.M. (Eastern Time) on the third business day (unless postponed in accordance with the provisions of Section 11) after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of certificates, for such Option Securities shall be made at the above-mentioned offices of Davis Polk & Wardwell, or at such other place as shall be agreed upon by the Representatives and the Company, on the Date of Delivery as specified in

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the notice from the Representatives to the Company. Payment shall be made to the
Company and to the Selling Shareholder of their respective aggregate purchase price for the Securities being sold by the Company and the Selling Shareholder by wire transfer of federal funds or similar same day funds, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for such Initial Securities and Option Securities to be purchased by them hereunder. Certificates for the Initial Securities and Option Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities will be made available for examination and packaging by the Representatives not later than l0:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment or Rule 462(b) Registration Statement) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company

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proposes for use by the Underwriters in connection with the offering of the
Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment, Rule 462(b) Registration Statement or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, Rule 462(b) Registration Statement or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) The Company will deliver to the Representatives five conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Representatives such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters as the Representatives shall reasonably request.

     (d) As soon as reasonably practicable after the Registration Statement becomes effective, and from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company will furnish to each Underwriter such number of copies of the Prospectus, any documents incorporated therein by reference, and any amendments and supplements thereto, as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

     (e) If, during the period specified in paragraph (d), any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

     (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States and Canada as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) The Company will make generally available to its security-holders as soon as practicable, but not later than 50 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then promptly following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement, containing all information so omitted.

     (i) The Company intends to use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (j) The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

     (k) During a period of 90 days after the date of the Prospectus, the Company will not, without Merrill Lynch's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, or warrants to purchase such common stock owned by the Company or with respect to which the Company has the power of disposition. The Company shall also, concurrently with the execution of this Agreement, deliver an agreement executed by each of the executive officers of the Company, and each of the directors of the Company and Citicorp Venture Capital, Ltd., pursuant to which each such person or entity agrees, not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, or warrants to purchase such common stock owned by such person or with respect to which such person has the power of disposition for a period of 90 days after the date of the Prospectus without the prior written consent of Merrill Lynch. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans, (ii) the Company may issue shares of its common stock upon the exercise of any options or warrants or the conversion of any convertible securities outstanding on the date hereof and (iii) the Company's Employee Savings Plan. In addition, during such 90-day period Citicorp Venture Capital, Ltd. or any such executive officer or director may transfer any securities of the Company held by such person pursuant to applicable laws of descent and distribution or among such person's Family Group or Affiliates (as defined below); provided that the restrictions contained in this paragraph shall continue to be applicable to such securities after any such transfer and provided further that the transferees of such securities shall have agreed in writing delivered to the Representatives to be bound by the provisions of this paragraph following any such transfer. "Family Group" means, with respect to any individual, such person's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such person and/or such person's spouse and/or descendants and "Affiliate" means, with respect to each holder of the Company's securities, any other person, entity or investment fund controlling, controlled by or under common control with such person.

     (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     Section 4. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith (which shall not exceed $3,000) and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto (which shall not exceed $3,000), (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to the review by the NASD of the terms of the sale of the Securities, and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     The provisions of this Section shall not affect any agreement which the Company and the Selling Shareholder may make for the allocation or sharing of such expenses and costs.

     Section 5. Conditions of the Underwriters' Obligations'. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein contained, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder, and to the following further conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or overtly threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) At Closing Time the Representatives shall have received an opinion, dated as of Closing Time, of Kirkland & Ellis, counsel for the Company, in substantially the form of Exhibit B hereto.

     (c) At Closing Time, the Representatives shall have received an opinion of John R. Dye, Associate General Counsel of Citigroup Inc., counsel for the Selling Shareholder (satisfactory to the Representatives and counsel for the Underwriters), dated as of Closing Time, to the effect that:

          (i) This Agreement and the Pricing Agreement have been duly executed and delivered by or on behalf of the Selling Shareholder.

          (ii) The Selling Shareholder is the sole registered owner of the Securities to be sold by the Selling Shareholder at such time pursuant to this Agreement; the Selling Shareholder has corporate power and authority
     (A) to enter into this Agreement and the Pricing Agreement and (B) to sell, transfer and deliver the Securities to be sold by the Selling Shareholder under this Agreement.

          (iii) Upon payment pursuant to this Agreement for the Securities to be sold by the Selling Shareholders pursuant thereto, delivery of such Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede or such other nominee and crediting of such Securities on the books of DTC to "securities accounts" (as defined in Section 8-501 of the UCC) of the respective Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Securities), (A) DTC shall be a "protected purchaser" of such Securities within the meaning of Section 8-303 of the UCC; and (B) under Section 8-501 of the UCC, each Underwriter will acquire a valid "security entitlement" (as defined in Section 8-102 of the UCC) to the Securities being so purchased by or on behalf of such Underwriter, and, (C) to the extent governed by the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Securities (or security entitlement with respect thereto) may properly be asserted against such Underwriter with respect to such security entitlement; it being understood that for the purpose of this opinion, such counsel has assumed that when such payment, delivery, registration and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) appropriate entries to the securities accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC and (z) DTC is a "clearing corporation" (as defined in Section 8-102 of the UCC).

     (d) At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, opining that (i) this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company; (ii) to such counsel's knowledge, the Registration Statement has become effective under the 1933 Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and (iii) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial data contained or incorporated by reference therein as to which no opinion need be expressed) comply as to form in all material respects with the 1933 Act. In giving such opinion, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

     (e) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), and the Representatives shall have received a certificate on behalf of the Company and signed by the Chief Executive Officer, President, Executive Vice President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or overtly threatened by the Commission. As used in this Section 5(e), the term "Prospectus" means Prospectus in the form first used to confirm sales of the Securities.

     (f) At Closing Time the Representatives shall have received a certificate from the Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in
Section 1(b) are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied with all material agreements pursuant to this Agreement and the Pricing Agreement and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

     (g) The Representatives shall have received a letter on and as of the Closing Time, in form and substance satisfactory to the Representatives from KPMG LLP, independent public accountants, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus and substantially confirming the substance of the letter delivered to you by KPMG LLP on the date of the Pricing Agreement.

     (h) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (i) At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (j) At Closing Time the Representatives shall have received a properly completed and accurate U.S. Internal Revenue Service Form W-9, in accordance with the instructions thereto, to establish to the satisfaction of the Underwriters that the Selling Shareholder is exempt from backup withholding of U.S. federal income tax.

     (k)  In the event that the Underwriters exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) A certificate, dated such Date of Delivery, of the Chief Executive Officer, President, Executive Vice President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii) The favorable opinion of counsel for the Company, in form satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iii) The favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 5(d) hereof.

          (iv) A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 6. Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below. In addition, the Selling Shareholder agrees, severally and not jointly, with the Company to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the relevant Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any such alleged untrue statement or omission, if, and only if, such settlement, relating to an untrue statement or omission of the Company, is effected with the written consent of the Company or if such settlement, relating to an untrue statement or omission of the Selling Shareholder, is effected with the written consent of the Selling Shareholder; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission described in
     (i) above, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above and is otherwise required to be paid by the terms of (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further, that the Selling Shareholder shall have no obligation or liability under this Section 6 except with respect to loss, liability, claim, charge or expense arising out of information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The liability of the Selling Shareholder under the indemnity provisions contained in this Section 6, the contribution provisions contained in
Section 7 and for any breach of warranty set forth in Section 1 shall be limited to an amount equal to the proceeds received by the Selling Shareholder from the Underwriters in the offering.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

     The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to contribution.

     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder and shall survive delivery of the Securities to the Underwriters.

     Section 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of any existing hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges, by the NASD or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York State authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of Securities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 6, 7 and 8 shall remain in effect.

     Section 10. Agreements of the Selling Shareholder. The Selling Shareholder agrees with the Representatives and the Company:

     (a) To pay or to cause to be paid all transfer taxes, if any, with respect to the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Shareholders, and the Representative of the Underwriters will pay or cause to be paid any additional stock transfer taxes resulting from any further transfers;

     (b) To do and perform all things to be done and performed under this Agreement applicable to such Selling Shareholder prior to Closing Time and to satisfy all conditions precedent to the delivery of the Securities applicable to such Selling Shareholders pursuant to this Agreement; and

     (c) Not to offer to sell, grant any option for the sale of, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, or warrants to purchase such common stock owned by the Selling Shareholder or with respect to which the Selling Shareholder has the power of disposition, other than to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Merrill Lynch. In addition, during such 90-day period the Selling Shareholder may transfer any securities of the Company held by the Selling Shareholder to its Affiliates; provided that the restrictions contained in this paragraph shall continue to be applicable to such securities after any such transfer and provided further that the transferees of such securities shall have agreed in writing delivered to the Representatives to be bound by the provisions of this paragraph following any such transfer.

     Section 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Securities which it is obligated to purchase under this Agreement and the Pricing Agreement

(the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the Initial Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default that does not result in a termination of this Agreement, either the Representatives or the Company or the Selling Shareholder shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     Section 12. Default by the Company or the Selling Shareholder. If the Company or the Selling Shareholder shall fail at Closing Time or at any Date of Delivery to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without liability on the part of any non-defaulting party.

     No action taken pursuant to this Section 12 shall relieve the Company or the Selling Shareholder from its respective liability, if any, in respect of such default.

     Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201, attention of . (fax # ); notices to the Company shall be directed to it at 2835 KEMET Way,

Simpsonville, South Carolina 29681, attention of Glenn H. Spears (fax # 864-963-
6493) with a copy (which shall not constitute notice) to: H. Kurt von Moltke, Kirkland & Ellis, 200 E. Randolph, Chicago, Illinois 60601 (fax # 312-861-2200); and notices to the Selling Shareholder shall be directed to ., attention of . (fax #).

     Section 14. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 15. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                           Very truly yours,

                                           KEMET CORPORATION

                                       By: _____________________
                                           Name:
                                           Title:


                                           CITIGROUP FOUNDATION

                                       By: _____________________
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

     By: _________________________
         Authorized Signatory

     For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                  SCHEDULE A

                                                                 Number of
Underwriter                                                 Initial Securities
-----------                                                 ------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated........
Salomon Smith Barney Inc..................................




                                                                ---------
Total....................................................       5,000,000
                                                                =========

                                    Sch A-1

                                  SCHEDULE B


                                                                   Maximum
                                          Number of               Number of
                                     Initial Securities       Option Securities
Name                                     to be Sold              to be Sold
----                                -------------------      ------------------
KEMET Corporation.................        2,500,000                 750,000
Citigroup Foundation..............        2,500,000                      --
                                          ---------              ----------
Total.............................        5,000,000                 750,000
                                          =========              ==========


                                    Sch B-1

                                                                       EXHIBIT A


                               KEMET CORPORATION
                           (a Delaware corporation)

               5,000,000 Shares of Common Stock, $0.01 par value

                               Pricing Agreement

                                                                January 13, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Salomon Smith Barney Inc.
     as Representatives of the several Underwriters

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Reference is made to the Purchase Agreement, dated January 13, 2000 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. are acting as representatives (the "Representatives"), of the above shares of Common Stock (the "Initial Securities"), of KEMET Corporation (the "Company").

     Pursuant to Section 2 of the Purchase Agreement, the Company and Citigroup Foundation (the "Selling Shareholder") agree with each Underwriter as follows:

          1. The public offering price per share for the Initial Securities, determined as provided in said Section 2, shall be $..

          2. The purchase price per share for the Initial Securities to be paid by the several Underwriters shall be $. (the "Purchase Price"), being an amount equal to the public offering price set forth above less $. per share.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                                      Very truly yours,

                                      KEMET CORPORATION

                                 By:  _____________________
                                      Name:
                                      Title:


                                      CITIGROUP FOUNDATION

                                 By:  _____________________
                                      Name:
                                      Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
SALOMON SMITH BARNEY INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED

     By: _________________________
         Authorized Signatory

     For themselves and as Representatives of the other Underwriters named in Schedule A to the Purchase Agreement.

                                                                       EXHIBIT B


                                January ., 2000


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
     as Representatives of the Several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to KEMET Corporation (the "Company") in response to the requirement in Section 5(b) of the Purchase Agreement dated January ., 2000 (the "Purchase Agreement") among the Company, Citigroup Foundation and the underwriters named in Schedule A thereto (the "Underwriters"). All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Purchase Agreement.

     In arriving at the opinions expressed herein, among other things, we have examined the following:

     (a) the registration statement on Form S-3 (Registration No. 333-92963) filed by the Company with the Securities and Exchange Commission (the "Commission") on December 17, 1999 for the purpose of registering the offering of the Securities under the Securities Act of 1933, as amended (the "Securities Act") (which registration statement, as amended by pre-effective Amendment No. 1 and pre-effective Amendment No. 2 and as constituted at the time pre-effective Amendment No. . became effective, is herein called the "Registration Statement");

     (b) the Company's prospectus dated January ., 2000, covering the offering of the Securities through the Underwriters, in the form which includes the initial public offering price and related terms (the "Prospectus");

Merrill Lynch & Co., et. al.
January ., 2000
Page 2


     (c)  an executed original of the Purchase Agreement;

     (d) an executed original of the Pricing Agreement dated January ., 2000 (the "Pricing Agreement") among the Company, Citigroup Foundation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., for themselves and as representatives of the other Underwriters;

     (e)  a specimen certificate for the Securities issued by the Company;

     (f) a certified copy of resolutions adopted by the Company's Board of Directors on October 20, 1999 and a certified copy of resolutions adopted on January ., 2000 by the Pricing Committee appointed in those Board resolutions; and

     (g) copies of all certificates and other documents delivered in connection with the purchase and sale of the Securities issued by the Company under the Purchase Agreement and the Pricing Agreement on the date hereof.

     Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

Each of the Company and KEMET Electronics Corporation ("KEMET Electronics") was duly incorporated under the General Corporation Law of the State of Delaware.

1. Each of the Company, KEMET Electronics and KEMET Services Corporation ("KEMET Services") is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. Each of the Company, KEMET Electronics and KEMET Services is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule A hereto.

3. The issuance of the Securities to be sold by the Company on the date hereof pursuant to the Purchase Agreement and the Pricing Agreement has been duly authorized and when appropriate certificates representing those

Merrill Lynch & Co., et. al.
January ., 2000
Page 3

     Securities are duly countersigned by the Company's transfer agent/registrar and delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Purchase Agreement and the Pricing Agreement, those Securities will be validly issued, fully paid and non-assessable. The issuance of those Securities is not subject to any preemptive rights under the terms of the General Corporation Law of the State of Delaware or under the Company's Certificate of Incorporation or any similar rights under any contractual provision of which we have actual knowledge.

4. The shares of capital stock of the Company outstanding prior to the issuance of the Securities on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable. The shares of capital stock of each of KEMET Electronics and KEMET Services outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable. Based solely upon our review of the stock ledgers of each of KEMET Electronics and KEMET Services, the Company is the record holder of all of the outstanding shares of capital stock of each of KEMET Electronics and KEMET Services. To our actual knowledge, there is no currently outstanding security interest that may be perfected by possession and which has been granted by the Company or any of its direct or indirect subsidiaries in any of the outstanding shares of capital stock of KEMET Electronics or KEMET Services except in connection with that Credit Agreement, dated as of October 18, 1996, among the Company, as borrower, Wachovia Bank of Georgia, N.A., as agent, ABN AMRO Bank N.V. Atlanta Agency, as co-agent, and the Banks named therein, as amended.

5. The Company's authorized capital stock is as set forth under the heading "Capitalization" in the Prospectus and conforms in all material respects to the description of the terms thereof contained under the heading "Description of Capital Stock" in the Prospectus.

6. The Company has the corporate power to enter into and perform its obligations under the Purchase Agreement and the Pricing Agreement, including without limitation the corporate power to issue, sell and deliver the Securities, as contemplated by the Purchase Agreement and the Pricing Agreement. Each of the Company, KEMET Electronics and KEMET

Merrill Lynch & Co., et. al.
January ., 2000
Page 4

     Services has the corporate power to own and lease its properties and to conduct its business as described in the Prospectus.

7. The Company has duly authorized the Purchase Agreement and the Pricing Agreement. No approval by the stockholders of the Company is required.

8. The Company has duly executed and delivered the Purchase Agreement and the Pricing Agreement.

9. The information in the Prospectus and Registration Statement under the heading "Description of Capital Stock" to the extent that it summarizes laws, governmental rules or regulations or documents is correct in all material respects.

10. The Company's execution and delivery of the Purchase Agreement and the Pricing Agreement, the Company's performance of its obligations under the Purchase Agreement and the Pricing Agreement and the Company's sale of the Securities to you in accordance with the Purchase Agreement and the Pricing Agreement do not and will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) constitute a violation by the Company of any applicable provision of any law, statute or regulation (except that we express no opinion in this paragraph with respect to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Purchase Agreement would be permitted) or
     (iii) breach, or result in a default under, or result in the creation or imposition of any lien upon or with respect to any of the properties of the Company, KEMET Electronics or KEMET Services pursuant to any of the agreements set forth on Schedule B hereto (except for such breaches or defaults which have been previously waived, and provided that we express no opinion as to compliance with any financial test or cross-default provision in any such agreement).

11. The Company was not required to obtain any consent, waiver, approval, authorization or order of any court or governmental authority for the issuance, delivery and sale of the Securities under the Purchase Agreement and the Pricing Agreement except for the order by the Commission declaring the Registration Statement effective.

Merrill Lynch & Co., et. al
January ., 2000
Page 5

12. To our actual knowledge, no legal or governmental proceedings are pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which the property or assets of the Company or any of its subsidiaries is subject that are required under Item 103 of Regulation S-K under the Act to be disclosed in the Prospectus but that are not so disclosed. We have no actual knowledge of any contract to which the Company or any of its subsidiaries is a party or to which any of its property is subject that has caused us to conclude that such contract is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

13. A member of the Commission's staff has advised us by telephone that the Commission's Division of Corporation Finance, pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement effective under the Securities Act on January ., 2000 (the "effective date") and we have no actual knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission. The Prospectus was transmitted on January ., 2000 for filing with the Commission pursuant to Rule 424(b)( ) promulgated under the Securities Act.

14. To our knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company, except for any rights under the Registration Agreement, dated December 21, 1990, as amended, between the Company, Citicorp Venture Capital, Ltd. and certain other investors and senior managers of the Company, which rights in connection with the public offering of the Securities have either been waived, exercised or allowed to lapse.

                                  ..........

     The purpose of our professional engagement was not to establish factual matters, and preparation of the Registration Statement involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Prospectus or Registration Statement or that the actions taken in connection with the preparation of the Registration Statement or Prospectus

Merrill Lynch & Co., et. al
January ., 2000
Page 6

(including the actions described in the next paragraph) were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement except to the extent otherwise explicitly indicated in numbered paragraphs 5 and 9 above.

     We can however confirm that we have participated in conferences with representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and representatives of the independent accountants for the Company during which disclosures in the Registration Statement and Prospectus and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company. We were not retained by the Company to prepare the periodic reports, proxy statements, or other materials incorporated in the Prospectus or Registration Statement, and our knowledge about these materials is limited.

     Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to matters of fact on statements of officers and other representatives of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that (i) the Registration Statement at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus at the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3.

                                  ..........

     Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

     We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document

Merrill Lynch & Co., et. al.
January ., 2000
Page 7

that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Purchase Agreement, the Pricing Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

     In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph (2), we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

     We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who represented the Company in connection with the offering effected pursuant to the Prospectus and by lawyers with Kirkland & Ellis who have principal responsibility for representing the Company on other significant matters.

Merrill Lynch & Co., et. al.
January ., 2000
Page 8

     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware, or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or "blue sky") laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement and the Pricing Agreement.

     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at the time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

     This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document;
(iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purposes excluded by

Merrill Lynch & Co., et. al.
January ., 2000
Page 9

the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                       Sincerely,



                                       Kirkland & Ellis

                                                                      SCHEDULE A


                            Foreign Qualifications

Name of Entity                           States of Foreign Qualification

KEMET Corporation                        Alabama, Arizona, California,
                                         Colorado, Florida, Georgia, Illinois,
                                         Indiana, Massachusetts, Maryland,
                                         Michigan, Minnesota, New Jersey, New
                                         York, North Carolina, Ohio,
                                         Pennsylvania, South Carolina, Texas
                                         and Washington

KEMET Electronics Corporation            California, New Jersey, North
                                         Carolina, Ohio, South Carolina and
                                         Texas

KEMET Services Corporation               Texas

                                                                      SCHEDULE B

                                  Agreements

Credit Agreement, dated as of October 18, 1996, among KEMET Corporation, as borrower, Wachovia Bank of Georgia, N.A., as agent, ABN AMRO Bank N.V. Atlanta Agency, as co-agent, and the Banks named therein, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment thereto.

Note Purchase Agreement, dated as of May 1, 1998, among KEMET Corporation and the eleven purchasers of the Senior Notes named therein.

Demand Note, dated as of November 12, 1997, between KEMET Corporation, as borrower, and SunTrust Bank, Atlanta, as lender.